UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2003

VERILINK CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-28562	94-2857548
(State of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

     127 JETPLEX CIRCLE MADISON, AL 35758-8989
(Address of principal executive offices / Zip Code)

256.327.2001
(Registrant’s telephone number, including area code)

Item 12.   Results of Operations and Financial Condition.

     On October 14, 2003, Verilink Corporation (the “Company”) issued a press release regarding its financial results for the quarter ended October 3, 2003. The Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

     The information in this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VERILINK CORPORATION (Registrant)

Dated: October 14, 2003	By:
C. W. Smith Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated October 14, 2003 of Verilink Corporation.

     Contact:
Bill Smith
Verilink Corporation
256.327.2204
bsmith@verilink.com

Verilink Reports First Fiscal Quarter Results

MADISON, Ala. October 14, 2003 Verilink Corporation (NasdaqSC: VRLK) today reported its financial results for the first fiscal quarter ended October 3, 2003.

Net sales for the quarter were $9.6 million, up 23% from net sales of $7.8 million in the fourth quarter of fiscal 2003, and up 10% from net sales of $8.7 million in the first quarter of fiscal 2003. The Company reported net income of $1.6 million for the quarter compared to net income of $917,000 in the fourth quarter of fiscal 2003 and $250,000 in the first quarter of fiscal 2003, which included the effect of a change in accounting principle related to goodwill of $1.2 million. Diluted earnings per share were $0.10 for the quarter compared to $0.06 for the fourth quarter of fiscal 2003 and $0.02 in the first quarter of fiscal 2003.

Leigh S. Belden, President and CEO stated, "We are pleased with our financial performance again this quarter, which reflects both an increase in sales from the prior quarter and the first quarter last year, as well as an increase in our cash. This quarter marks the sixth consecutive quarter in which we have achieved net income, excluding the charge for in process R&D related to the NetEngine acquisition in the third quarter of fiscal 2003.

“We completed the acquisition of the Miniplex product line from Terayon announced in July 2003. Additionally, we added VoIP capabilities across the entire NetEngine product line, which are, now, included in each integrated access device that we sell.”

Gross margins improved to 53.4% for the quarter compared to 52.8% in the fourth quarter of fiscal 2003 and 51.8% in the first quarter of fiscal 2003 due to product sales mix and higher sales volume.

Operating expenses for the first quarter were $3.6 million, or 37.8% of sales, compared to $3.3 million, or 42.8% of sales for the fourth quarter of fiscal 2003. Compared to the first quarter of fiscal 2003, operating expenses increased $549,000 due to an increase in research and development expenses.

Verilink Reports First Fiscal Quarter Results

Cash, cash equivalents and short-term investments increased $951,000 and ended the quarter with a balance of $9.6 million. The Company’s cash flow from operating activities was $1.6 million in the first quarter of fiscal 2004 compared to $1.7 million in the first quarter last year.

A live Webcast of the conference call discussing Verilink’s first quarter results and outlook is scheduled for October 14, 2003 at 4:00 p.m. CDT and is available on the Internet by visiting

http://www.firstcallevents.com/service/ajwz389577582gf12.html

Instructions for listening to this call are contained in the Company’s press release dated October 6, 2003 and may be found on the Company's website. A replay of the conference call will be available through the PR Newswire website and in the “News and Events” section of the Company’s website at http://www.verilink.com.

About Verilink Corporation

Verilink provides customer premises voice and data access solutions to service providers, strategic partners and enterprise customers on a worldwide basis. Verilink is a market leader in voice over packet and TDM solutions including VoIP, VoDSL and VoATM. Data-only offerings include DSU/CSUs, access routers, probes and network monitoring capabilities. The Company's headquarters are located at 127 Jetplex Circle, Madison, AL 35758. Verilink stock trades on the NASDAQ SmallCap Market under the symbol VRLK. To learn more about Verilink, visit the website at http://www.verilink.com.

Note: Statements regarding identified market segments and sales growth opportunities and all other statements in this press release that are not historical facts are forward looking and actual results could differ materially. Among the factors that could cause actual results to differ are the ability to increase sales of acquired product lines, impact of customer concentration and the financial strength of customers, the impact to revenue from future sales opportunities, technological change, and changes in demand for the Company's products. A detailed discussion of other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the Company’s most recent filings with the Securities and Exchange Commission, including its most recent Form 10-K and Form 10-Q. The Company disclaims any duty to update the forward -looking statements contained herein, except as may be required by law.

###

Verilink and the Verilink logo are registered trademarks of Verilink Corporation. All other trademarks or registered trademarks are the property of the respective owners.

Verilink Reports First Fiscal Quarter Results

VERILINK CORPORATION

Condensed Consolidated Financial Statements (thousands except per share amounts)

	Three months ended

CONSOLIDATED STATEMENTS OF OPERATIONS	October 3, 2003 (unaudited)	September 27, 2002 (unaudited)

Net sales	$9,595	$8,713
Cost of sales	4,471	4,198

Gross profit	5,124	4,515
Research and development	1,384	848
Selling, general and administrative	2,246	2,233

Operating income	1,494	1,434
Interest and other income, net	180	102
Interest expense	(38)	(53)

Income before provision for income taxes	1,636	1,483
Provision for income taxes	-	-

Net income before accounting change	1,636	1,483
Cumulative effect of change in accounting principle, relating to goodwill	-	(1,233)

Net income	$1,636	$250

Basic earnings per share:
Net income before accounting change	$0.11	$0.10
Less: Cumulative effect of change in accounting principle, relating to
goodwill	-	(0.08)

Net income	$0.11	$0.02

Diluted earnings per share:
Net income before accounting change	$0.10	$0.10
Less: Cumulative effect of change in accounting principle, relating to
goodwill	-	(0.08)

Net income	$0.10	$0.02

Shares used to compute net income per share - basic	14,734	14,997

Shares used to compute net income per share - diluted	15,977	15,199

CONSOLIDATED BALANCE SHEETS	October 3, 2003 (unaudited)	June 27, 2003

Current assets:
Cash and cash equivalents	$9,428	$8,503
Short-term investments	127	101
Accounts receivable, net	4,025	3,621
Inventories, net	2,743	2,296
Other current assets	531	319

Total current assets	16,854	14,840
Property held for lease, net	6,437	6,462
Property, plant, and equipm ent, net	1,269	1,350
Restricted cash	1,000	1,000
Intangible assets, net	2,778	2,132
Other assets	497	525

Total assets	$28,835	$26,309

Current liabilities	$8,984	$8,461
Long-term debt and capital lease obligations	3,565	3,749
Stockholders' equity	16,286	14,099

Total liabilities and stockholders' equity	$28,835	$26,309